                                                             Exhibit 10.13

            EXTENSION AGREEMENT AND ALLONGE TO DEED OF TRUST NOTE

         THIS EXTENSION AGREEMENT AND ALLONGE TO DEED OF TRUST NOTE (this "Allonge") is made this 1st day of July, 1994, by and between BROWN'S WHARF LIMITED PARTNERSHIP, a Maryland limited partnership (the "Borrower") and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation (the "Bank").

                                 RECITALS

         A. On September 20, 1988, the Bank made a construction loan to the Borrower in the original principal amount of Eleven Million Eight Hundred Thousand and 00/100 Dollars ($11,800,000.00) (the "Loan") or so much as may be advanced pursuant to the terms of a Building Loan Agreement of even date therewith by and between the Borrower and the Bank (the "Loan Agreement").

         B. The Loan is evidenced by a Deed of Trust Note of even date therewith from the Borrower to the Bank (the "Original Note"). The Original
Note is secured by a Deed of Trust and Security Agreement of even date therewith from the Borrower, as grantor, to Herbert B. Williams and Bruce D. McClean, trustees for the benefit of the Bank and recorded among the Land Records of Baltimore City at Liber 1841, folio 110 (the "Original Deed of Trust"). The Original Deed of Trust encumbers certain real property located in Baltimore City, Maryland and more particularly described therein (the "Property").

         C. Repayment of the Loan is guaranteed by a Guaranty dated September 20, 1988, executed by Constellation Properties, Inc., a Maryland corporation ("CPI") (the "Original CPI Guaranty") and a Guaranty dated October 21, 1992, executed by Constellation Real Estate Group, Inc., a Maryland corporation ("CRE") (the "Original CRE Guaranty"). CPI and CRE are hereinafter sometimes collectively referred to as the "Guarantor". CPI is a general partner of the Borrower.

         D. The Original Note is also secured by an Assignment of Lessor's Interest in Leases and Guarantees dated September 20, 1988 (the "Original Assignment of Leases"). The Original Note, the Original Deed of Trust, the Original CPI Guaranty, the Original CRE Guaranty, the Original Assignment of Leases, the Loan Agreement, Financing Statements, together with any and all other documents evidencing or securing the Loan, are hereinafter sometimes collectively referred to as the "Original Loan Documents".

         E. At the request of the Borrower and Guarantor, the Bank has agreed to modify the maturity date, the interest rate and other terms and conditions of the Loan. In return, CPI, as the owner of several adjacent parcels of land, has agreed to grant the Bank a lien on approximately six (6) acres more or less, of additional property located in Baltimore City, Maryland (the "Additional Collateral").

         F. The Bank has requested, and the Borrower and Guarantor have agreed, that (a) the Borrower and Guarantor execute and deliver (i) this Allonge, (ii) a Supplemental Deed of Trust, Assignment of Rents, and Security Agreement; (iii) Amendments to Financing Statements; (iv) a Supplemental Assignment of Lessor's Interest in Leases and Guarantees (the "Supplemental Assignment"); (v) a Certificate of Borrower and Guarantor; (vi) a Reaffirmation of CPI Guaranty; and (vii) a Reaffirmation of CRE Guaranty; and that (b) CPI execute and deliver (i) an Indemnity Deed of Trust, Assignment of Rents, and Security Agreement; (ii) an Indemnity Assignment of Rents; and
(iii) Indemnity Financing Statements (collectively, together with any and all other documents evidencing or securing the modification, the "Modification Documents").

         G. The Original Note and this Allonge are hereinafter sometimes collectively referred to as the "Note." The Original Deed of Trust and the Supplemental Deed of Trust are hereinafter sometimes collectively referred to as the "Deed of Trust." The Original CPI Guaranty and the Reaffirmation of CPI Guaranty are hereinafter sometimes collectively referred to as the "CPI Guaranty." The Original CRE Guaranty and the Reaffirmation of CRE Guaranty are hereinafter sometimes collectively referred to as the "CRE Guaranty." The Original Assignment of Leases and the Supplemental Assignment are hereinafter sometimes collectively referred to as the "Assignment of Leases." The Original Loan Documents and the Modification Documents are hereinafter sometimes collectively referred to as the "Loan Documents" and individually as a "Loan Document."

         NOW, THEREFORE, for and in consideration of the Recitals hereinabove set forth, which are incorporated into the body of this Allonge, the Bank's agreement to extend the maturity date of the Loan, CPI's agreement to grant to the Additional Collateral, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Amendment of Original Note. The provisions of the Original Note are hereby amended in the following manner:



                               Page 2 of 9 Pages

         1.1 Interest Rate. The interest rate provisions of pages 3 through 6 of the Original Note are deleted and the following is inserted as if originally set forth therein:

               FOR VALUE RECEIVED, the Borrower promises to pay to the order of the Bank, at its principal office in Baltimore, Maryland, or at such other place or to such other party as the holder hereof may from time to time designate, the principal sum of ELEVEN MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($11,800,000.00), with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of one half percent (0.5%) per annum in excess of the Prime Rate (as hereinafter defined).

         1.2 Prime Rate. The following is inserted as if originally set forth in the Original Note:

               Prime Rate. "Prime Rate" means the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time. The Prime Rate is not necessarily the lowest rate of interest charged by the Bank for commercial or other types of loans. It is understood that the Prime Rate is only one of the bases for computing interest on loans made by the Bank and that by basing interest on the Prime Rate, the Bank has not committed to charge and the Borrower has not in any way bargained for interest based on a lower or the lowest rate at which the Bank may now or in the future make loans to other borrowers. Any change in the rate of interest as a result of a change in the Prime Rate shall be effective as of the date of the change in the Prime Rate.

         1.3 Repayment and Maturity Date of Loan. The first unnumbered paragraph on page 3 of the Original Note is deleted and the following is inserted as if originally set forth therein:

               The loan shall be repaid on a fifteen (15) year schedule of one hundred seventy-nine (179) consecutive installments of Sixty Five Thousand Nine Hundred Twenty One and 79/100 Dollars ($65,921.79) in principal together with any and all accrued interest


                              Page 3 of 9 Pages
               thereon commencing August 1, 1994, and continuing on the first day of each month thereafter until June 1, 2009, and a payment on July 1, 2009, at which time the entire unpaid balance of principal and any accrued but unpaid interest, if not sooner paid, shall be due and payable in full; provided, however, that the entire unpaid principal and any accrued but unpaid interest, if not sooner paid, shall be due and payable on July 1, 1999, or July 1, 2004, at the Bank's sole and absolute discretion if the Bank provides the Borrower with written notice no later than April 1, 1999, or April 1, 2004, as the case may be, of its intention to call this Note (the "Call"). Any change in the rate of interest as a result of a change in the Prime Rate shall be effective as of the date of the change in the Prime Rate.

         1.4  Loan Extension Fee. The sixth full paragraph of the Original
Note is deleted and the following is inserted as if originally set forth therein:

               Loan Extension Fee. Borrower has paid to Bank a loan extension fee in the amount of one half percent (0.5%) of the principal amount of the Loan, or Fifty-Nine Thousand and 00/100 Dollars ($59,000.00)

         1.5 Notices. This notice provision appearing on page 4 of the Original Note is deleted and the following is inserted as if originally set forth therein:

               Notices. All notices, requests and demands upon the prospective parties hereto shall be in writing and shall be sent by hand delivery or Federal Express or other commercial courier addressed as follows, or to such other address as the respective party may designate by notice to the others:

      if to the Bank:              Mercantile-Safe Deposit and Trust
                                   Company
                                   2 Hopkins Plaza, Suite 200
                                   Baltimore, Maryland  21201
                                   Attn:  Nicholas C. Richardson
                                          Assistant Vice President


                              Page 4 of 9 Pages
     if to the Borrower:  Brown's Wharf Limited Partnership
                          c/o Constellation Real Estate, Inc.
                          8815 Centre Park Drive
                          Columbia, Maryland 21045
                          Attn:  General Counsel

     with copy to:        Constellation Real Estate Group, Inc.
                          250 West Pratt Street
                          Baltimore, Maryland 21201-2423
                          Attn: Corporate Secretary
                                Twenty-Third Floor

          All such notices shall be deemed to have been given one business day after the date on which the same was sent or upon receipt, which ever shall first occur.

     1.6 Default. The Section of the Original Note, commencing at the second full paragraph on page 4 and continuing on carry-over paragraphs (c) and (d) on page 5 is hereby deleted and the following is inserted as if originally set forth therein:

          Default.

          The happening of any one or more of the following events shall constitute an Event of Default under this Note:

          (a) The Borrower fails to make any payment within five (5) days of the date when due; or

          (b) The Borrower fails to perform or comply with any other covenant, term or condition of the Note, the Deed of Trust, or any other Loan Document and such failure continues uncured for thirty
          (30) days after written notice thereof from the Bank to the Borrower; or

          (c) An Event of Default (as defined therein) shall have occurred and be continuing under the Deed of Trust, the CRE Guaranty, the CPI Guaranty, the Loan Agreement, any of the Original Loan Documents or any of the Modification Documents; or


                               Page 5 of 9 Pages

         (d) Any representation or warranty made by the Borrower in this Note proves to have been incorrect or misleading in any material respect either on the date when made or on the date reaffirmed pursuant to the terms of this Note; or

          (e) The Borrower shall fail to pay the entire principal and outstanding interest within five (5) days after due if the Bank exercises the Call.

               It is expressly agreed that upon the happening of an Event of Default hereunder or under any of the Loan Documents, the entire unpaid balance of the principal sum due hereunder, plus all accrued interest shall, at the option of the holder hereof, at once become and be due and payable.

               Upon the occurrence of an Event of Default hereunder and if this Note is collected by an attorney, the Borrower agrees to pay all costs of collection, including reasonable and verifiable attorney's fees.

     1.7 Mutual Waiver of Jury Trial. The Original Note is amended by adding the following as if originally set forth therein:

          Mutual Waiver of Jury Trial.

          The holder of this Note and Borrower each, on behalf of itself and its successors and assigns, waives to the fullest extent permitted by law all right to trial by jury of any and all claims between them arising under this Note, the Amended and Restated Deed of Trust, the Loan Agreement, or any other documents and agreements executed in connection, directly or indirectly, with this loan transaction, and any and all claims arising under common law or under any statute of any state or the United States of America, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, the holder of this Note and Borrower acknowledge and agree that any and all claims made by the holder of this Note against Borrower and all


                               Page 6 of 9 Pages
                   claims made by the Borrower against the holder of this Note shall be heard by a judge of a court of proper jurisdiction and shall not be heard by a jury. The holder of this Note and Borrower acknowledge and agree that this waiver of trial by jury is a material element of the consideration for this transaction. The holder of this Note and Borrower, with advice of counsel, each acknowledges that it is knowingly and voluntarily waiving a legal right by agreeing to this waiver provision.

         2. Outstanding Indebtedness. As of July 1, 1994, the principal balance outstanding under the Loan is Eleven Million Eight Hundred Thousand and 00/100 Dollars ($11,800,000.00). Accrued and unpaid interest on the Loan through July 1, 1994 is Seventy-two thousand seven hundred thirty-nine dollars and 73 cents ($72,739.73), with interest accruing at the rate of $2424.66 per diem.

         3. No Set-offs, etc. The Borrower hereby acknowledges that as of the date hereof, the Borrower has no sets-offs, defenses, claims, or counterclaims against the Bank as pertains to (a) the Borrower's obligation to pay the indebtedness evidenced by the Note or (b) the enforcement of any of the other Original Loan Documents, or the Modification Documents. The Borrower further acknowledges that the Bank has promptly, properly and completely performed all obligations, if any, imposed on it by the Original Note and the Original Loan Documents.

         4. Release. The Borrower hereby releases, acquits, and forever discharges the Bank and its affiliates, officers, directors, attorneys, agents, employees and representatives from any and all claims, demands, suits, contracts, agreements, accounts, defenses, offsets against the Loan, and liabilities of any kind of character which the Borrower ever had, now has, or may hereafter have against the Bank, its affiliates, officers, directors, attorneys, agents, employees, and representatives arising prior to the date hereof; provided, however, that such release shall not include any claims arising from the gross negligence or misconduct of the Bank.

         5. No Novation. The Borrower and the Bank expressly agree that nothing contained in this Allonge shall in any way be construed as a substitution, replacement, or novation of the indebtedness evidenced by the Original Note and by this Allonge, which indebtedness shall remain in full force and effect as confirmed, modified, amended and restated herein. The Original Loan Documents and the Modification Documents


                              Page 7 of 9 Pages
remain in full force and effect and there exists no oral modification thereto.

         6. Effect of this Allonge. Except as expressly modified herein and in the Modification Documents, all other terms and conditions set forth in the Original Loan Documents are hereby ratified and confirmed and remain in full force and effect.

         7. Attachment of Allonge to Original Note. This Allonge is (a) being physically attached to the Original Note simultaneously with the entry into this Allonge by the parties hereto to evidence the modifications to the terms of the Original Note set forth herein, and (b) upon such attachment shall be deemed to be part of the Original Note, as fully and completely as if its provisions were set forth at length in the Note.

         8. Effectiveness. This Allonge shall become effective on, and only on, its execution and delivery by each party hereto.

         IN WITNESS WHEREOF, the Borrower and the Bank have executed and ensealed this Allonge, intending it to be a sealed instrument, the day and year first-above written.

WITNESS:                          BORROWER

                                  BROWN'S WHARF LIMITED PARTNERSHIP, a
                                  Maryland limited partnership

                                  By:  CPI BROWN'S WHARF, INC., a
                                       Maryland corporation, its
                                       general partner


/s/                               By:  /s/ Roger A. Waesche, Jr.    (SEAL)
--------------                              -----------------------------
                                            Name:  Roger A. Waesche, Jr.
                                            Title: Vice President

                                  By:  CONSTELLATION PROPERTIES, Inc.,
                                       a Maryland corporation, its
                                       general partner

/s/                               By:  /s/ Roger A. Waesche, Jr.    (SEAL)
--------------                              -----------------------------
                                            Name:  Roger A. Waesche, Jr.
                                            Title: Vice President


                                Page 8 of 9 Pages

                                       BANK
                                       ----

                                       MERCANTILE-SAFE DEPOSIT AND TRUST
                                       COMPANY, a Maryland banking
                                       corporation

/s/ Courtney G. Carpenter              By:  /s/ Nicholas C. Richardson   (SEAL)
-------------------------                   -----------------------------
                                            Name:  Nicholas C. Richardson
                                            Title: Assistant Vice President










                              Page 9 of 9 Pages